Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 27, 2023

CULLEN/FROST REPORTS SECOND QUARTER RESULTS
Board increases quarterly common dividend by 5.7 percent to $0.92

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2023 results.
Net income available to common shareholders for the second quarter of 2023 was $160.4 million compared to $117.4 million in the second quarter of 2022. On a per-share basis, net income available to common shareholders for the second quarter of 2023 was $2.47 per diluted common share, compared to $1.81 per diluted common share reported a year earlier, representing a 36.5 percent increase. Returns on average assets and average common equity were 1.30 percent and 19.36 percent, respectively, for the second quarter of 2023 compared to 0.92 percent and 13.88 percent, respectively, for the same period a year earlier.

For the second quarter of 2023, net interest income on a taxable-equivalent basis was $408.6 million, up 31.2 percent compared to the same quarter in 2022. Average loans for the second quarter of 2023 increased $1.0 billion, or 5.9 percent, to $17.7 billion, from the $16.7 billion reported for the second quarter a year earlier. Excluding PPP loans, second quarter average loans of $17.6 billion represented a 6.7 percent increase compared to the second quarter of 2022 and a 2.0 percent increase compared to the first quarter of 2023. Average deposits for the second quarter were $41.0 billion, down $3.7 billion, or 8.3 percent, compared to the $44.7 billion reported for last year's second quarter, and down $1.8 billion, or 4.1 percent, compared to the first quarter of 2023.

Average deposits during the second quarter continued to be impacted by the higher interest rate environment, as we saw a continuation of the declining trend in non-interest bearing deposit balances that began in the fourth quarter of 2022. Average non-interest bearing deposits were down $1.4 billion, or 8.4 percent, from the first quarter. Average interest-bearing deposits were down $345 million, or 1.3 percent, from the first quarter.

“We were pleased with the earnings growth we experienced during the quarter, and I’m proud of our great staff living our culture of going above and beyond for our customers," said Cullen/Frost Chairman and CEO Phil Green. "We also were excited to announce our decision to double our presence in the Austin region, the third largest deposit market in Texas. We expect to complete this move by 2026. This effort aligns with our successful expansions in the dynamic Houston and Dallas markets and complements our organic growth strategy which has resulted in record levels of customer acquisition.”

Noted financial data for the second quarter of 2023 follows:

•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the second quarter of 2023 were 13.42 percent, 13.92 percent and 15.39 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•Net interest income on a taxable-equivalent basis was $408.6 million for the second quarter of 2023, an increase of 31.2 percent, compared to the prior year period. Net interest margin was 3.45 percent for the second quarter compared to 3.47 percent for the first quarter of 2023 and compared to 2.56 percent for the second quarter of 2022.
•Non-interest income for the second quarter of 2023 totaled $103.5 million, an increase of $5.6 million, or 5.7 percent, from the $97.9 million reported for the second quarter of 2022. Other charges, commissions and fees increased $2.2 million, or 22.3 percent, compared to the second quarter of 2022. The increase was mainly driven by an increase in capital markets advisory fees (up $648,000), other service charges (up $641,000), and income from the placement of money market accounts (up $472,000), among other things. Trust and investment management fees increased $1.6 million, or 4.3 percent, compared to the second quarter of 2022. The increase was primarily due to increases in real estate fees (up $1.0 million), estate fees (up $821,000) and investment management fees (up $580,000) partly offset by a decrease in oil and gas fees (down $1.0 million). Insurance commissions and fees increased $1.2 million, or 9.9 percent, compared to the second quarter of 2022. The increase during the second quarter of 2023 was mainly driven by an increase in commission income (up $1.3 million) partly offset by a decrease in contingent income (down $133,000).
•Non-interest expense was $285.0 million for the second quarter of 2023, up $38.7 million, or 15.7 percent, compared to the $246.3 million reported for the second quarter a year earlier. Salaries and wages expense increased $16.3 million, or 14.0 percent, compared to the second quarter of 2022. The increase in salaries and wages was primarily related to an increase in salaries, due to annual merit and market increases, and an increase in the number of employees. The increase in the number of employees was partly related to our investments in organic expansion in the Houston and Dallas markets, and also to the gradual rollout of our mortgage loan product offering. Employee benefits expense increased by $6.1 million, or 29.2 percent, compared to the second quarter of 2022. The increase in employee benefits expense was related to increases in 401(k) plan expense, payroll taxes and medical benefits expense, among other things. Other non-interest expense increased $7.4 million, or 16.0 percent, compared to the second quarter of 2022. The increase during the second quarter of 2023 included increases in advertising/promotions expense (up $2.9 million); professional services expense (up $2.8 million), which was primarily related to information technology services; and travel, meals and entertainment expense (up $956,000), among other things.
•For the second quarter of 2023, the company reported a credit loss expense of $9.9 million, and reported net charge-offs of $9.8 million. This compares to a credit loss expense of $9.1 million and net charge-offs of $8.8 million for the first quarter of 2023 and no credit loss expense and net charge-offs of $2.8 million for the second quarter of 2022. The allowance for credit losses on loans as a percentage of total loans was 1.32 percent at June 30, 2023, compared to 1.32 percent at the end of the first quarter of 2023 and 1.43 percent at the end of the second quarter of 2022. Non-accrual loans were $67.8 million at the end of the second quarter of 2023, compared to $38.4 million at the end of the first quarter of 2023 and $35.1 million at the end of the second quarter of 2022.

The Cullen/Frost board declared a third-quarter cash dividend of $0.92 per common share. The dividend on common stock is payable September 15, 2023 to shareholders of record on August 31 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable September 15, 2023 to shareholders of record on August 31 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, July 27, 2023, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, July 30, 2023 at 1-877-660-6853 with Conference ID # of 13739639. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.

Cullen/Frost investor relations website: https://investor.frostbank.com/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $48.6 billion in assets at June 30, 2023. Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
•Inflation, interest rate, securities market and monetary fluctuations.
•Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, financial markets and global supply chains may continue to be adversely affected by the current or anticipated impact of military conflict, including the current Russian invasion of Ukraine or other geopolitical events.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$385,266	$399,820	$398,457	$355,547	$288,208
Net interest income (1)	408,594	425,844	423,892	379,518	311,377
Credit loss expense	9,901	9,104	3,000	—	—
Non-interest income:
Trust and investment management fees	39,392	36,144	39,695	38,552	37,776
Service charges on deposit accounts	23,487	21,879	22,321	22,960	23,870
Insurance commissions and fees	12,940	18,952	11,674	13,152	11,776
Interchange and card transaction fees	5,250	4,889	4,480	4,614	4,911
Other charges, commissions and fees	12,090	11,704	10,981	11,095	9,887
Net gain (loss) on securities transactions	33	21	—	—	—
Other	10,336	11,676	16,529	9,448	9,707
Total non-interest income	103,528	105,265	105,680	99,821	97,927

Non-interest expense:
Salaries and wages	133,195	130,345	136,697	127,189	116,881
Employee benefits	26,792	33,922	21,975	21,680	20,733
Net occupancy	31,714	30,349	28,572	28,133	28,379
Technology, furniture and equipment	33,043	32,481	30,912	30,781	29,921
Deposit insurance	6,202	6,245	3,967	4,279	3,724
Intangible amortization	82	96	100	103	131
Other	54,014	51,704	59,074	45,733	46,578
Total non-interest expense	285,042	285,142	281,297	257,898	246,347
Income before income taxes	193,851	210,839	219,840	197,470	139,788
Income taxes	31,733	33,186	28,666	27,710	20,674
Net income	162,118	177,653	191,174	169,760	119,114
Preferred stock dividends	1,669	1,669	1,669	1,668	1,669
Net income available to common shareholders	$160,449	$175,984	$189,505	$168,092	$117,445

PER COMMON SHARE DATA
Earnings per common share - basic	$2.47	$2.71	$2.92	$2.60	$1.82
Earnings per common share - diluted	2.47	2.70	2.91	2.59	1.81
Cash dividends per common share	0.87	0.87	0.87	0.87	0.75
Book value per common share at end of quarter	50.55	51.59	46.49	41.53	49.93

OUTSTANDING COMMON SHARES
Period-end common shares	64,120	64,396	64,355	64,211	64,123
Weighted-average common shares - basic	64,241	64,374	64,303	64,158	64,113
Dilutive effect of stock compensation	187	258	344	343	354
Weighted-average common shares - diluted	64,428	64,632	64,647	64,501	64,467

SELECTED ANNUALIZED RATIOS
Return on average assets	1.30%	1.39%	1.44%	1.27%	0.92%
Return on average common equity	19.36	22.59	27.16	20.13	13.88
Net interest income to average earning assets	3.45	3.47	3.31	3.01	2.56

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$17,664	$17,319	$17,063	$16,823	$16,674
Loans excluding Paycheck Protection Program	17,638	17,287	17,020	16,752	16,531
Earning assets	45,929	47,904	48,867	49,062	47,880
Total assets	49,317	51,307	52,284	52,383	51,088
Non-interest-bearing demand deposits	15,231	16,636	17,980	18,511	18,355
Interest-bearing deposits	25,776	26,121	26,779	27,292	26,371
Total deposits	41,007	42,757	44,759	45,803	44,726
Shareholders' equity	3,470	3,305	2,913	3,459	3,540

Period-End Balance:
Loans	$17,746	$17,486	$17,155	$16,951	$16,736
Loans excluding Paycheck Protection Program	17,724	17,458	17,120	16,900	16,644
Earning assets	45,146	47,870	49,402	49,517	48,404
Goodwill and intangible assets	655	655	655	655	656
Total assets	48,597	51,246	52,892	52,946	51,785
Total deposits	40,701	42,184	43,954	46,560	45,602
Shareholders' equity	3,387	3,468	3,137	2,812	3,347
Adjusted shareholders' equity (1)	4,692	4,610	4,486	4,341	4,221

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$233,619	$231,514	$227,621	$234,315	$239,632
As a percentage of period-end loans	1.32%	1.32%	1.33%	1.38%	1.43%

Net charge-offs:	$9,828	$8,782	$3,810	$2,854	$2,807
Annualized as a percentage of average loans	0.22%	0.21%	0.09%	0.07%	0.07%

Non-accrual loans:	$67,781	$38,410	$37,833	$29,904	$35,125
As a percentage of total loans	0.38%	0.22%	0.22%	0.18%	0.21%
As a percentage of total assets	0.14	0.07	0.07	0.06	0.07

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.42%	13.24%	12.85%	12.74%	12.64%
Tier 1 Risk-Based Capital Ratio	13.92	13.74	13.35	13.26	13.17
Total Risk-Based Capital Ratio	15.39	15.22	14.84	14.80	14.75
Leverage Ratio	8.11	7.69	7.29	7.09	7.03
Equity to Assets Ratio (period-end)	6.97	6.77	5.93	5.31	6.46
Equity to Assets Ratio (average)	7.04	6.44	5.57	6.60	6.93

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended
	June 30,
	2023	2022
CONDENSED INCOME STATEMENTS
Net interest income	$785,086	$537,279
Net interest income (1)	834,438	583,572
Credit loss expense	19,005	—
Non-interest income:
Trust and investment management fees	75,536	76,432
Service charges on deposit accounts	45,366	46,610
Insurance commissions and fees	31,892	28,384
Interchange and card transaction fees	10,139	9,137
Other charges, commissions and fees	23,794	19,514
Net gain (loss) on securities transactions	54	—
Other	22,012	19,240
Total non-interest income	208,793	199,317

Non-interest expense:
Salaries and wages	263,540	228,210
Employee benefits	60,714	44,953
Net occupancy	62,063	55,790
Technology, furniture and equipment	65,524	59,078
Deposit insurance	12,447	7,357
Intangible amortization	178	277
Other	105,718	89,414
Total non-interest expense	570,184	485,079
Income before income taxes	404,690	251,517
Income taxes	64,919	33,301
Net income	339,771	218,216
Preferred stock dividends	3,338	3,338
Net income available to common shareholders	$336,433	$214,878

PER COMMON SHARE DATA
Earnings per common share - basic	$5.18	$3.32
Earnings per common share - diluted	5.17	3.31
Cash dividends per common share	1.74	1.50
Book value per common share at end of quarter	50.55	49.93

OUTSTANDING COMMON SHARES
Period-end common shares	64,120	64,123
Weighted-average common shares - basic	64,307	64,082
Dilutive effect of stock compensation	225	383
Weighted-average common shares - diluted	64,532	64,465

SELECTED ANNUALIZED RATIOS
Return on average assets	1.35%	0.85%
Return on average common equity	20.92	11.53
Net interest income to average earning assets	3.46	2.45

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2023	2022
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$17,493	$16,531
Loans excluding Paycheck Protection Program	17,463	16,308
Earning assets	46,911	47,611
Total assets	50,320	50,711
Non-interest-bearing demand deposits	15,930	18,159
Interest-bearing deposits	25,947	25,690
Total deposits	41,877	43,849
Shareholders' equity	3,388	3,903

Period-End Balance:
Loans	$17,746	$16,736
Loans excluding Paycheck Protection Program	17,724	16,644
Earning assets	45,146	48,404
Goodwill and intangible assets	655	656
Total assets	48,597	51,785
Total deposits	40,701	45,602
Shareholders' equity	3,387	3,347
Adjusted shareholders' equity (1)	4,692	4,221

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$233,619	$239,632
As a percentage of period-end loans	1.32%	1.43%

Net charge-offs:	18,610	9,102
Annualized as a percentage of average loans	0.21%	0.11%

Non-accrual loans:	$67,781	$35,125
As a percentage of total loans	0.38%	0.21%
As a percentage of total assets	0.14	0.07

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.42%	12.64%
Tier 1 Risk-Based Capital Ratio	13.92	13.17
Total Risk-Based Capital Ratio	15.39	14.75
Leverage Ratio	8.11	7.03
Equity to Assets Ratio (period-end)	6.97	6.46
Equity to Assets Ratio (average)	6.73	7.70

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2023		2022
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	5.05%	4.57%	3.70%	2.27%	0.80%
Federal funds sold	5.35	4.72	3.88	2.44	1.26
Resell agreements	5.26	4.77	4.14	2.39	1.32
Securities	3.24	3.24	3.09	2.94	2.87
Loans, net of unearned discounts	6.64	6.36	5.80	4.89	4.04
Total earning assets	4.77	4.57	4.14	3.43	2.71

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.41	0.36	0.27	0.07	0.04
Money market deposit accounts	2.68	2.47	1.94	1.08	0.35
Time accounts	3.77	2.40	1.52	0.99	0.64
Total interest-bearing deposits	1.87	1.52	1.16	0.62	0.22

Total deposits	1.18	0.93	0.69	0.37	0.13

Federal funds purchased	4.97	4.55	3.78	2.33	0.84
Repurchase agreements	3.52	3.20	2.69	1.50	0.41
Junior subordinated deferrable interest debentures	6.84	6.46	5.39	3.77	2.51
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	2.11	1.79	1.37	0.71	0.26

Net interest spread	2.66	2.78	2.77	2.72	2.45
Net interest income to total average earning assets	3.45	3.47	3.31	3.01	2.56

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$6,880	$8,687	$11,574	$12,776	$13,041
Federal funds sold	22	64	52	51	31
Resell agreements	85	90	49	10	3
Securities	21,278	21,744	20,129	19,402	18,130
Loans, net of unearned discount	17,664	17,319	17,063	16,823	16,674
Total earning assets	$45,929	$47,904	$48,867	$49,062	$47,880

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$10,862	$11,662	$12,113	$12,235	$12,336
Money market deposit accounts	11,431	12,404	12,958	13,466	12,608
Time accounts	3,483	2,055	1,708	1,591	1,427
Total interest-bearing deposits	25,776	26,121	26,779	27,292	26,371

Total deposits	41,007	42,757	44,759	45,803	44,726

Federal funds purchased	33	51	37	42	36
Repurchase agreements	3,719	4,211	3,575	1,960	1,743
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	99	99	99	99	99
Total interest-bearing funds	$29,750	$30,606	$30,613	$29,516	$28,372

(1) Taxable-equivalent basis assuming a 21% tax rate.